Exhibit 10.35

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of the              day of                     , 2011, by and between Armstrong Energy, Inc., a Delaware corporation (the “Corporation”) and                                          (“Indemnitee”), a member of the board of directors (“Board”) of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

WHEREAS, the substantial risks of litigation against corporations and their directors and officers subjects directors and officers of the Corporation to the possible necessity of incurring extraordinary expenses out of their personal funds either while directors’ and officers’ liability insurance may be unavailable to them or because the expenditure is not covered by insurance policies then in effect; and

WHEREAS, it is the policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, so as to assure that Indemnitee is willing to serve as a director, and the Corporation desires Indemnitee to serve as a director;

NOW, THEREFORE, in consideration of Indemnitee’s service as a director of the Corporation, the Corporation and Indemnitee hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve as a director of the Corporation for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders Indemnitee’s resignation in writing or otherwise Indemnitee’s service is terminated in accordance with the Corporation’s Bylaws and applicable law. Notwithstanding anything to the contrary, this Agreement does not constitute either an employment contract or any commitment, express or implied, to cause Indemnitee to be elected as a director.

2. Definitions. As used in this Agreement:

(a) “Proceeding” includes, without limitation, any threatened, pending, or completed action, suit, or proceeding, including any appeals related thereto, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director or officer of the Corporation (or of any predecessor or subsidiary of the Corporation or any successor to the Corporation by merger), or is or was serving at the request of the Corporation as a director, officer, employee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, or other enterprise (including but not limited to a subsidiary). Such request by the Corporation shall be presumed to exist in the case of a subsidiary or other entity in which the Corporation has an investment or contractual interest. “Proceeding” also includes an action by Indemnitee, including without limitation any mediation or arbitration, to establish or enforce a right of Indemnitee under this Agreement.

(b) “Expenses” include, without limitation, expenses of investigation, costs of judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees and disbursements, costs of meals, lodging and travel reasonably and necessarily incurred by Indemnitee to attend any Proceeding or event related to the Proceeding including but not limited to depositions and mediation sessions, and any other defense costs incurred by Indemnitee in connection with any Proceeding, but shall not include judgments, fines, or penalties finally assessed against Indemnitee.

(c) “Other enterprises” include employee benefit plans; “fines” include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; “serving at the request of the Corporation” includes any service as a director, officer, employee, member, manager or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, member, manager, agent, or fiduciary with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Agreement.

(d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e) “Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether the Corporation is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation’s then outstanding voting securities (provided that, for purposes of this clause (ii), the term “person” shall exclude (x) the Corporation, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (z) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation); (iii) there occurs a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity; (iv) all or substantially all the assets of the Corporation are sold or disposed of in a transaction or series of related transactions; (v) the approval by the stockholders of the Corporation of a complete liquidation of the Corporation; or (vi) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee against all Expenses, judgments, fines, and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor, and other than a Proceeding brought or initiated voluntarily by Indemnitee), but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any such Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

4. Indemnity in Proceedings By or In the Right of the Corporation. The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding by or in the right of the Corporation to procure a judgment in its favor, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification for Expenses shall be made under this section in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation for negligence or misconduct in the performance of Indemnitee’s duty to the Corporation, unless (and then only to the extent that) the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement:

(a) To the extent that Indemnitee has been successful on the merits or otherwise, including by a settlement, in defense of any Proceeding, or in defense of any one or more claims, issues or matters included therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith; and

(b) Indemnitee’s Expenses actually and reasonably incurred in connection with successfully establishing or enforcing, in whole or in part, Indemnitee’s right to indemnification or advancement of Expenses under this Agreement or otherwise, shall also be indemnified by the Corporation.

6. Advances of Expenses. At the written request of Indemnitee, the Expenses reasonably incurred by Indemnitee in any Proceeding, including Expenses billed but not yet paid, shall be paid directly (or if already paid by Indemnitee, shall be reimbursed to Indemnitee) by the Corporation from time to time in a timely manner in advance of the final disposition of such Proceeding, provided that Indemnitee shall undertake in writing to repay the amounts advanced if and to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. Indemnitee shall not be required to provide security for such undertaking. If the Corporation makes an advance of Expenses pursuant to this section, the Corporation shall be subrogated to every right of recovery Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.

(a) Any indemnification or advancement of Expenses under this Agreement shall be paid by the Corporation no later than 30 days after receipt of the written request of Indemnitee, unless a determination is made within said 30-day period that Indemnitee has not met the standards for indemnification set forth in the relevant section or sections of this Agreement by either:

(i) If a Change of Control shall not have occurred:

(A) The Board by a majority vote of a quorum consisting of directors who were not and are not parties to the Proceeding in respect of which indemnification is being sought (“Disinterested Directors”), or

(B) If there are no such Disinterested Directors, of if such Disinterested Directors so direct, by Independent Counsel in a written opinion, or

(C) The stockholders of the Corporation by vote of a majority of a quorum at a meeting duly called and held; or

(ii) If a Change of Control shall have occurred, by Independent Counsel in a written opinion.

(b) Indemnitee’s right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that such indemnification or advancement is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including the Board or Independent Counsel or the stockholders) to have made a determination prior to the commencement of such action that Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including the Board or Independent Counsel or the stockholders) that Indemnitee has not met such standard shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(c) With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, the Corporation may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Indemnitee shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee and shall not be advanced or indemnified by the Corporation, unless:

(i) The employment of counsel by Indemnitee has been authorized by the Corporation, or

(ii) Indemnitee shall have reasonably concluded, in writing sent to the Corporation, that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or

(iii) The Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, or

(iv) Such Expenses of counsel are actually and reasonably incurred in connection with successfully establishing, in whole or in part, Indemnitee’s right to indemnification or advancement of Expenses under this Agreement or otherwise, in each of which cases the fees and expenses of Indemnitee’s counsel shall be advanced by the Corporation.

Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation.

8. Limitation on Indemnification. No payment pursuant to this Agreement shall be made by the Corporation:

(i) To indemnify or advance finds to Indemnitee for Expenses with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board finds it to be appropriate;

(ii) To indemnify Indemnitee for any Expenses, judgments, fines, or penalties sustained in any Proceeding for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any deductible or retention amount, or any excess beyond the amount of payment under such insurance;

(iii) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of § 16(b) of the Exchange Act, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state, or local statutory law;

(iv) To indemnify Indemnitee for any Expenses, judgments, fines or penalties resulting from Indemnitee’s conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest; or

(v) If a court of competent jurisdiction finally determines that such payment is unlawful

9. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the Bylaws of the Corporation, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such directorship or office. The indemnification provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director and shall inure to the benefit of Indemnitee’s personal representatives, heirs, legatees and assigns.

10. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by him or her in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, or penalties to which Indemnitee is entitled.

11. Presumption and Burden of Proof. In any adjudication, opinion by counsel, or decision by the Board or shareholders referred to in this Agreement or otherwise that involves the determination, directly or indirectly, as to whether Indemnitee is entitled to indemnification, including the advancement of Expenses, there shall be a presumption that Indemnitee is entitled to indemnification. The Corporation or any other person opposing indemnification shall have the burden of proof to overcome the presumption in favor of indemnification by clear and convincing evidence.

12. Selection of Independent Counsel.

(a) If an opinion of Independent Counsel shall be required pursuant to Section 7(a)(ii), such counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel. If an opinion of Independent Counsel shall be required pursuant to Section 7(a)(i)(B), such counsel shall be selected by the Corporation, in which case the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel. or in a manner determined by the Board. In either event, Indemnitee or the Corporation, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 7 hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7 hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(b) Nothing herein shall prohibit the Board from selecting Indemnitee’s defense counsel for this purpose if the Board determines this to be in the best interest of the Corporation as an appropriate way to determine the potential liability of Indemnitee.

(c) The Corporation agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.

13. Settlement of Proceedings. In the case of a Proceeding by Indemnitee to establish or enforce a right of Indemnitee under this Agreement, the Corporation shall have the right at any time during such Proceeding to make the determination that it is in the best interests of the Corporation to settle the Proceeding, and to pay all or part of the indemnity sought as a part of such settlement.

14. Arbitration. If the Corporation makes a determination that Indemnitee is not entitled to indemnity in connection with a Proceeding, Indemnitee shall have the right to de novo review of such determination before a panel of arbitrators chosen in accordance with the commercial arbitration rules of the American Arbitration Association.

15. Maintenance of Liability Insurance.

(a) The Corporation hereby covenants and agrees that, as long as Indemnitee continues to serve as a director of the Corporation and thereafter as long as Indemnitee may be subject to any Proceeding, the Corporation, subject to subsection (c) of this section, shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) In all D&O Insurance policies, Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors and officers. Further, in all policies of D&O Insurance, coverage for Indemnitee shall include but not be limited to the following:

(i) Claims asserted by the Corporation’s present or past shareholders, directors, employees, lenders, customers, suppliers, competitors and regulators, as well as claims in connection with class actions, claims arising out of mergers and acquisitions and antitrust claims asserted by governmental or private parties; but the policy may exclude claims by one insured against another insured, except for employment claims;

(ii) No exclusion for Indemnitee’s negligence;

(iii) No exclusion for fraud or deliberate dishonesty, except if there has been a final adjudication of fraud or dishonesty by a court of competent jurisdiction;

(iv) Punitive and exemplary damages as well as the multiplied portion of any damage award; and

(v) Any and all Expenses, judgments, fines and penalties not indemnifiable pursuant to this Agreement, the Corporation’s Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware, or the laws, rules or regulations of any other jurisdiction or state or federal agency whose laws, rules or regulations may be applicable.

(c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if and to the extent that the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation.

16. Miscellaneous.

(a) Savings Clause. If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the extent permitted by any applicable portion of this Agreement that has not been invalidated or by any other applicable law.

(b) Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Armstrong Energy, Inc., , Attention: President, at 7733 Forsyth Boulevard, Ste. 1625, St. Louis, Missouri 63105, or such other address as is then its corporate headquarters, or such other address as the Corporation shall have designated in writing to Indemnitee at his last known residence or office address. Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be reasonably within Indemnitee’s power.

(c) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument.

(d) Applicable Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

(e) Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and upon Indemnitee and his personal representatives, heirs, legatees and assigns.

(f) Amendments. No amendment, waiver, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. The indemnification rights afforded to Indemnitee hereby are contract rights and may not be diminished, eliminated, or otherwise affected by amendments to the Certificate of Incorporation or Bylaws of the Corporation or by other agreements without the express written agreement of the parties expressly referring to and consenting to the provision by which such rights will be diminished, eliminated or otherwise affected.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

Armstrong Energy, Inc.

Martin D. Wilson, President

[Indemnitee]